As filed with the Securities and Exchange Commission on August 6, 2021

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________________________
PFSweb, Inc.
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	75-2837058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
505 Millennium Drive, Allen, Texas	75013
(Address of principal executive offices)	(Zip Code)

Amended and Restated PFSweb, Inc. 2020 Stock and Incentive Plan
(Full Title of the Plan)
THOMAS J. MADDEN
Chief Financial Officer
PFSweb, Inc.
505 Millennium Drive, Allen, Texas 75013
(Name and address of agent for service)
(972) 881-2900
(Telephone number, including area code, of agent for service)

With a copy to:
MELANIE KLINT
General Counsel
PFSweb, Inc.
505 Millennium Drive, Allen, Texas 75013
(972) 881-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of large accelerated filer, accelerated filer, smaller reporting company, and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
___________________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,000,000	12.72	12,720,000	1,387.75

(1)     Represents additional shares of common stock that may be issued pursuant to the grant or exercise of awards under the Amended and Restated PFSweb, Inc. 2020 Stock and Incentive Plan (the "Plan"), including additional shares that may become issuable in accordance with the adjustment provisions of the Plan. The additional 1,000,000 shares were approved by the Company's stockholders at its 2021 Annual Meeting of Stockholders held on July 27, 2021.

(2)    Determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of PFSweb, Inc.'s common stock as reported on the Nasdaq Capital Market on August 5, 2021.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

    Pursuant to General Instruction E of Form S-8, PFSweb, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 1,000,000 additional shares of its common stock, $0.001 par value per share, under the Amended and Restated PFSweb, Inc. 2020 Stock and Incentive Plan (the "Plan"). The additional shares, as included in the Plan, were approved by the Company’s stockholders at its 2021 Annual Meeting of Stockholders held on July 27, 2021. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 filed with the SEC on July 2, 2020 (Registration No. 333-239665).

Item 8. Exhibits
The following are filed as exhibits to this registration statement:

Exhibit No.	Description of Exhibits
5	Opinion of Counsel
23.1	Consent of BDO USA, LLP
23.2	Consent of Counsel (included in Exhibit No. 5)
24	Power of Attorney (included on the signature page)
99.1	Amended and Restated PFSweb, Inc. 2020 Stock and Incentive Plan

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allen, State of Texas, on August 6, 2021.

PFSWEB, INC.

By:	/s/Thomas J. Madden
Thomas J. Madden,
Executive Vice President and Chief Financial Officer

        Each person whose signature to this Registration Statement appears below hereby appoints Thomas J. Madden as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Willoughby	Chief Executive Officer (Principal Executive Officer)	August 6, 2021
Michael Willoughby

/s/ Thomas J. Madden	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 6, 2021
Thomas J. Madden

/s/ Stephanie DelaCruz	Vice President Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 6, 2021
Stephanie DelaCruz

/s/ Monica Luechtefeld	Chairman of the Board	August 6, 2021
Monica Luechtefeld

/s/ David I. Beatson	Director	August 6, 2021
David I. Beatson

/s/ Benjamin Rosenzweig	Director	August 6, 2021
Benjamin Rosenzweig

/s/ Shinichi Nagakura	Director	August 6, 2021
Shinichi Nagakura

/s/ Robert Frankfurt	Director	August 6, 2021
Robert Frankfurt

/s/ G. Mercedes De Luca	Director	August 6, 2021
G. Mercedes De Luca